PROJECT PURCHASE AGREEMENT

PROJECT PURCHASE AGREEMENT (the “Agreement”) dated as of July 31, 2013, by, between and among Grid Petroleum Corporation, a corporation organized under the laws of the State of Nevada  (“GRPR”), (Buyers) and Xploration Inc., a corporation organized under the laws of the State of Nevada (“XPL”),  (“Sellers”).

WHEREAS, The Sellers own a twenty five percent (25%) working interest (WI) and a fourteen percent (14%) net royalty interest (NRI) in 516 acres in the Coalinga California area identified as the Jacolitos Project attached as Exhibit A. Seller (XPL) will keep 2% NRI;

WHEREAS, the Sellers (XPL) desire to sell and Buyers (GRPR) desires to purchase the twenty five percent (25%) working interest (WI) and a fourteen percent (14%) net royalty interest (NRI) in 516 acres in the Coalinga California area identified as the Jacolitos Project and Seller (XPL) will keep 2% NRI;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties herein contained, the parties hereby agree as follows:

  1. Purchase and Sale. On the terms and conditions set forth herein, the Sellers (XPL) hereby agree to sell to Buyers (GRPR) and Buyers (GRPR) hereby agrees to buy from the Sellers (XPL), the twenty five percent working interest (25%) and a fourteen percent (14%) net royalty interest (NRI) in 516 acres in the Coalinga California area identified as the Jacolitos Project. Sellers will keep 2% NRI;

  2. Purchase Price and Issuance of Shares. Purchase price is agreed to be one preferred share of preferred stock having a value of $100,000 converting at par value, 0.001, per common share.  The Seller will be able to vote the underlying common stock without conversion.  Seller will not convert more than 9.9% of the Company issued and outstanding. The preferred share will be issued upon the demand of Seller(XPL).

  3. Representations and Warranties of XPL and Sellers. In order to induce GRPR to enter into the Agreement and to complete the transaction contemplated hereby, XPL and theSellers severally represent and warrant to GRPR that, except as otherwise set forth herein or in any schedule annexed hereto:

(a)

Organization and Standing.XPL is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to do business as a foreign corporation in every jurisdiction in which it is required to be so qualified, except where the failure to so qualify would not have a material adverse effect on XPL, and has full corporate power and authority to carry on its business as now conducted and to own its properties. Attached hereto as ExhibitA is a true and correct copy of XPL's Certificate of Incorporation, and By-laws, in effect as of the date hereof.

(b)

Ownership by XPL of Project.Sellers own the Land being acquired free and clear of any restrictions on transfer, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Sellersare not a party to any option, warrant, purchase right, or other contract or commitment that could require Sellers to sell, transfer, or otherwise dispose of any ownership of the Land (other than this Agreement).

(c)

Taxes. XPL has filed all required tax returns and reports that, to its knowledge it is required to and has, to its knowledge, paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on XPL.

(d)

Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or to the knowledge of the Sellers or XPL threatened against XPL, or against the Sellers that arise out of their operation of XPL, which if decided adversely to XPL or the Sellers, would have a material adverse effect on XPL.

(e)

Governmental Regulation. To the knowledge of XPL, it is not knowingly in violation of any law, material ordinance, or regulation to which it is subject, the violation of which would have a material adverse effect on XPL.

(f)

No Interest in Suppliers, Customers, Landlords, or Competitors. Neither the Buyers nor, to the knowledge of the Buyers, any Member of their immediate family, have any material equity interest in any supplier, customer, landlord or competitor of XPL.

(g)

No Debt Owed by XPL to Buyers. Except for salary and benefits accrued in the ordinary course of business and consistent with XPL’s past practices, XPL does not owe any money, securities, or property to any of the Buyers or any Member of his immediate families or to any company controlled by such a person, directly or indirectly, except as listed in Exhibit B attached hereto

(h)

Authorization of Transaction. XPL has full corporate power and authority to execute and deliver this Agreement and to perform it obligations hereunder. This Agreement constitutes the valid and legally binding obligation of XPL, enforceable in accordance with its terms and conditions. XPL need not give any notice to make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(i)

Non-contravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which XPL is subject or any Provisions of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which XPL is a party or by which it is bound or to which any of its assets is subject.

4. Representations and Warranties of GRPR In order to induce the Sellers,XPL, to enter into the Agreement and to complete the transaction contemplated hereby, GRPR represents and warrants to Sellers, XPL, that:

(a) Organization and Standing. GRPR is a corporation duly organized, validly existing and is or will be in good standing under the laws of the State of Nevada, is qualified to do business as a corporation in every jurisdiction in which such qualification is required, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

(b) Capitalization. As of the date hereof, and as of the Closing Date, the common stock, par value $0.001 per share, of which approximately 720,730,835 shares are issued and outstanding. All of the issued and outstanding shares of GRPR Common stock have been duly authorized and are validly issued, fully paid, and nonassessable and have been issued free of preemptive rights of any security holder. Except as provided by this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require GRPR to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to GRPR

(c) Authorization of Transaction. GRPR has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of GRPR, enforceable in accordance with its terms and conditions. GRPR need not give any notice to, make any filings with, or obtain any authorization, consent, or approval of any government or governmental agency, in order to consummate the transactions contemplated by this Agreement, other than (i) filings that may be required or permitted under states securities law, the Act and/or the Exchange Act resulting from the issuance of the GRPR Shares, and;

(d) Non-contravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order decree, ruling, charge, or other restriction of any government, governmental agency, or court to which GRPR is subject or any Provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which GRPR is a party or by which it is bound or to which any of its assets is subject.

(e) Ownership of Shares. The GRPR Shares have been duly authorized and, when issued pursuant to the Agreement, will have been validly issued, fully paid and non-assessable, with no personal liability attaching to the holders of such shares, free of preemptive rights of any security holder and, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such GRPR Shares will not have been registered under the Act and state securities laws.

(f) No Pending Actions. There are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting GRPR, or against any of GRPR's officers or directors and arising out of their operation of GRPR except as listed in Exhibit C attached hereto. GRPR has been in compliance with, and has not received notice of violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the Securities Act of 1933, the Securities Exchange Act of 1934, as amended, the rules and regulations of the SEC, or the securities laws and regulations of any state. GRPR is not an “investment company” as such term is defined by the Investment Company Act of 1940, as amended.

(g) Access to Information; Speculative Investment. GRPR has had a full opportunity to request from XPL and review, and has received all information, which it deems relevant in making a decision to acquire the Target Shares to be acquired by it hereunder.

  5.

Term. All representations and warranties made herein and in the exhibits attached hereto shall survive the execution and delivery of the Agreement for the three months period following the date hereof.

  6. Covenants.

(a)

XPL and GRPR agree that, between the date of this Agreement and the Closing, except as contemplated by any other Provisions of this Agreement, unless the other shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, the business of XPL and GRPR shall be conducted only in the ordinary course of business consistent with past practice. By way of amplification and not limitation, except as set forth herein, XPL and GRPR shall not, between the date of this Agreement and the Closing, directly or indirectly, do, or agree to do, any of the following:

(i)

issue, sell, pledge, dispose of, grant, transfer, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of, any shares of its capital stock or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitations, any phantom interest) of such entity; and

(ii)

declare, set aside, make or pay any dividend or other distribution, payable in cash , stock, property or otherwise, with respect to any of its capital stock.

(b)

XPL and GRPR shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any governmental entity or any person in connection with the transactions contemplated by this Agreement, (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened in writing against, relating to or involving or otherwise affecting XPL or GRPR; and (iv) any inaccuracy in or inability to perform such representations, warranties, or covenants. No such notice shall be deemed to constitute a cure of any breach or representation, warranty, covenant or agreement.

(c)

XPL and GRPR shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by GRPR or XPL in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and (iii)make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the transaction contemplated hereby required under (x) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (y) the General Corporation Laws of the British Virgin Islands and Nevada and (z) any other applicable law; provided that GRPR and XPL shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith.

7.

Conditions to Closing.

(a)

The respective obligations of each party to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which be waived, in whole or in part, to the extent permitted by applicable law:

(i)

No governmental entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the transactions contemplated in this which is in effect and which prevents or prohibits consummation of the transactions contemplated in this Agreement; provided, however, that the parties shall use their best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

(b)

The obligations of GRPR to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(i)

Each of the representations and warranties of XPL contained in this Agreement shall be true and correct in all material respects as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. GRPR shall have received a certificate of the principal executive officer of XPL to such effect.

(ii)

XPL shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. GRPR shall have received a certificate from the principal executive officer of XPL to such effect.

(c)

The obligations of XPL to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(i)

Each of the representations and warranties of GRPR contained in this Agreement shall be true and correct in all material respects as of the Closing, except, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date. XPL shall each have received a certificate of the principal executive officer of GRPR to such effect.

(ii)

GRPR shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing. XPL shall have received a certificate from the principal executive officer of GRPR to such effect.

  8. Termination: Amendment: Waiver.

(a)

This Agreement may be terminated at any time prior to the Closing:

(i)

by mutual consent of GRPR and XPL;

(ii)

by GRPR, if there has been a material breach by XPL of any of its material representations, warranties, covenants or agreements contained in this Agreement;

(iii)

by XPL, if there has been a material breach by GRPR of any of its material representations, warranties, covenants or agreements contained in this Agreement;

(iv)

by either GRPR or XPL if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any governmental entity preventing or prohibiting consummation of the transactions contemplate hereby shall have become final and non-appealable; or

(v)

by either GRPR or XPL if the transaction contemplated hereby shall not have been consummated before July 31, 2013 if and only if no willful breach of any representation, warranty or covenant by the party seeking to terminate is a substantial cause of the failure of the transactions contemplated hereby to be consummated by such date.

(b)

In the event of the termination of this Agreement by either XPL or GRPR pursuant to Section 8(a), this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of GRPR or XPL other than the Provisions of this Section 8(b), and except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(c)

At any time prior to the Closing, any party hereto may (i) extend the time for the performance of any of the obligations or other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other parties with any of the agreements of conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

  9. Notices. All notices and other communications given or made pursuant hereto shall be sent by reputable overnight courier next day delivery, and shall be deemed to have been duly given or made as of the date delivered, if delivered personally, to the parties at the addresses set forth in the preamble to this Agreement (or at such other address for a party as shall be specified by like changes of address.)

 10. Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

 11. Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

  12. Closing. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at 3:00 P.M. PST time on the July 31, 2013 of the Sellers approving this Agreement and the shareholders of GRPR approving this Agreement. At the Closing, all of the documents and items referred to herein shall be exchanged.

  13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

  14. Counterparts. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year above first written.

By:___________James Powell________________

Grid Petroleum Corporation

By:  ______Jon Fullenkamp_____________________

Xploration Inc

T21S-R15E

HOLMES WESTERN FEE
16
15
14
13
CHEVRON FEE
USA FEE
CHEVRON FEE
21
22
23
24
CURTIS E OLSEN
CRIMSON FEE
27
28
26
25
USA FEE
JACALITOS UPPER TEMBLOR "B" UNIT
OPEN
CRIMSON FEE
33
34
35
36

PROSPECT OUTLINE	CRIMSON RESOURCE MGMT CORP	TRIO PETROLEUM INC.	CURTIS E OLSEN 83.332% HEP OIL CO. LLC 8.334% ELIZABETH ASHLEY ROBERTSON 2.430% MELANIE KATHRYN ROBERTSON 2.431% REBECCA ANNE ROBERTSON 2.431% KAYLA ROBERTSON .334% LISA ROBERTSON .334% TARYN ROBERTSON .334%
USA FEE	HOLMES WESTERN FEE	C&PW CORP	
CHEVRON FEE	JACALITOS UPPER TEMBLOR "B" UNIT		

MAVERICK PETROLEUM, INC.

JACALITOS PROSPECT #09-60
STATUS AS OF NOVEMBER 4, 2009
FRESNO COUNTY, CALIFORNIA

1